Exhibit 5.1

Opinion of counsel as to legality of securities being registered.

March 9, 2005

Gentlemen:

We have acted as counsel to MainStreet BankShares, Inc., a Virginia corporation (the “Company”), in connection with the preparation of this Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission. The Registration Statement covers 137,000 shares of common stock, no par value (the “Common Stock”), which have been reserved for issuance under the Company’s 2004 Key Employee Stock Option Plan (the “Plan”) and 30,000 shares of the Common Stock reserved for issuance pursuant to stock options granted to Cecil R. McCullar (“McCullar Options”).

We have examined the Registration Statement and such corporate records, certificates and other documents as we deemed necessary for the purpose of this opinion, including the Company’s Articles of Incorporation and Bylaws and all amendments thereto. For purposes of this opinion we have assumed (i) the genuineness of the signatures of, and except with respect to the Company, the authority and legal capacity of individuals signing all documents on behalf of the parties thereto; (ii) the authenticity and accuracy of all documents submitted to us as originals; and (iii) the conformity to original documents of all documents submitted to us as copies or facsimiles.

Based upon and subject to the foregoing, it is our opinion that the 175,000 shares of Common Stock which are authorized for issuance under the Plan and the 30,000 shares of Common Stock reserved for issuance pursuant to the McCullar Options, when issued or sold in accordance with the terms and provisions of the Plan or McCullar Options, as the case may be, will be duly authorized, legally issued, fully paid and non-assessable.

The foregoing assumes that all steps necessary to comply with the registration requirements of the Securities Act of 1933, and with applicable requirements of state laws regulating the offer and sale of securities will be duly taken. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

LeClair Ryan Flippin Densmore, A Professional Corporation

By	/s/ Douglas Densmore